Exhibit 99.4

Concrete Pumping Holdings Acquisition Corp.

Consent of Director Nominee

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a director nominee in, and the filing of this consent as an exhibit to, the registration statement on Form S-4, and any amendments thereto, to be filed by Concrete Pumping Holdings Acquisition Corp. with the U.S. Securities and Exchange Commission.

Dated: October 22, 2018

/s/ Brian Hodges
Brian Hodges